EXHIBIT 10.18

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is agreed to and effective as of October 8, 2024 by and between Job Aire Group Inc., an Arizona corporation (“JAG”) and Wybridge Technologies, Inc., a Wyoming corporation (“Wybridge” and, together with JAG, the “Parties” and each, a “Party”).

WHEREAS, Wybridge owns 9,000,000 shares of common stock, no par value, of JAG (the “Common Stock” and the 9,000,000 shares owned by Wybridge are the “Wybridge Shares”);

WHEREAS, the Wybridge Shares represent all of the issued and outstanding capital stock of JAG on a fully diluted basis;

WHEREAS, as part of a corporate restructuring, JAG and Wybridge desire to exchange seven (7) shares of Common Stock for each nine (9) shares of Common Stock outstanding as of the date of this Agreement, all upon the terms and subject to the conditions set forth in this Agreement (the “Exchange”);

WHEREAS, as a result of the Exchange, Wybridge would own 7,000,000 shares of Common Stock;

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I SHARE EXCHANGE

Section 1.01 Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by reference with the same force and effect as if fully set forth hereinafter.

Section 1.02 The Exchange. On the terms and subject to the conditions set forth in this Agreement, Wybridge shall assign, transfer and deliver, free and clear of all liens and encumbrances, all of the Wybridge Shares to JAG, in exchange for the issuance of 7,000,000 shares of Common Stock (the “Exchange Shares”) to Wybridge, such that at the Closing (as defined below) of this Agreement, Wybridge shall own 7,000,000 shares of Common Stock.

Section 1.03 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby are satisfied or waived, at such location to be determined by the Company or such other date and time as the Parties may mutually determine (the “Closing Date”).

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ARTICLE II REPRESENTATIONS AND WARRANTIES OF JAG

JAG represents and warrants to Wybridge that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01. Organization, Standing and Corporate Power. JAG is duly organized, validly existing and in good standing under the laws of the State of Arizona and has the requisite organizational power and authority to carry on its business as now being conducted.

Section 2.02 Subsidiaries. As of the date hereof, JAG has no subsidiaries.

Section 2.03 Capital Structure. The authorized capital stock of JAG consists of 190,000,000 shares of Common Stock, no par value, and 10,000,000 shares of preferred stock, of which, prior to the Exchange, 9,000,000 shares of Common Stock are issued and outstanding. The 9,000,000 shares of Common Stock are owned by Wybridge. JAG has no other securities of any nature authorized, issued, reserved for issuance or outstanding except (after giving pro forma effect to the Exchange) (i) up to 500,000 options that may be issued pursuant to the 2024 Incentive Stock Option Plan; (ii) 892,888 options to purchase Common Stock granted to EMC2 Capital LLC (“EMC2”) pursuant to a consulting agreement with EMC2 (“EMC2 Agreement”) and (iii) an aggregate of 1,917,098 options granted to certain employees of the Company. The Exchange Shares to be issued to Wybridge have been duly authorized, validly issued and fully paid and are non-assessable and not subject to any preemptive rights.

Section 2.04 Authorization, Enforceability, Non-Contravention. JAG has the requisite power and authority to enter into this Agreement and to consummate the Exchange. The execution and delivery of this Agreement by JAG and the consummation by JAG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of JAG. This Agreement has been duly executed and delivered by JAG and constitutes a valid and binding obligation of JAG, enforceable against JAG in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under the organizational documents of JAG or any contract or agreement of JAG, or give rise to a right of termination, cancellation or acceleration thereunder or result in the creation of any material lien, encumbrance, pledge, security interest, claim or charge upon any of the properties or assets of JAG.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WYBRIDGE

Wybridge represents and warrants to JAG that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01 Organization, Standing and Corporate Power. Wybridge is duly organized, validly existing and in good standing under the laws of the State of Wyoming and has the requisite organizational power and authority to carry on its business as now being conducted.

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Section 3.02 Good Title. Wybridge is the beneficial and record owner, and has good title to, the Wybridge Shares, with the full right and authority to sell and deliver such Wybridge Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to JAG pursuant to the Exchange.

Section 3.03 Power; Enforceability. Wybridge has the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform its obligations under this Agreement. This Agreement constitutes a legal, valid, and binding obligation of Wybridge, enforceable against Wybridge in accordance with its terms, except as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 3.04 No Conflicts. The execution and delivery of this Agreement by Wybridge and the performance by Wybridge of its obligations hereunder in accordance with the terms hereof (i) will not violate any laws applicable to Wybridge or the Wybridge Shares and (ii) will not violate or breach any contractual obligation to which Wybridge is a party or under which the Wybridge Shares are bound.

Section 3.05 Non-Contravention. The execution and delivery of this Agreement by Wybridge and the consummation by Wybridge of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Wybridge. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under the organizational documents of Wybridge or any contract or agreement of Wybridge, or give rise to a right of termination, cancellation or acceleration thereunder or result in the creation of any material lien, encumbrance, pledge, security interest, claim or charge upon any of the properties or assets of Wybridge.

ARTICLE IV COVENANTS

Section 4.01 Securities Law Compliance. Each of the Parties understand and agree that the consummation of this Agreement, including the issuance of the Exchange Shares to Wybridge in exchange for the Wybridge Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended and applicable state statutes. Each of the Parties agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

 Section 4.02 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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ARTICLE V MISCELLANEOUS

Section 5.01 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 5.02 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Wybridge Technologies, Inc.:	1870 West Prince #41, Tuscon, AZ 85705
If to Job Aire Group Inc.:	7493 N Oracle Road, Suite 221Tuscon, AZ 85704

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.03.

Section 5.03 Third Party Beneficiaries. This contract is strictly between JAG and Wybridge and, except as specifically provided, no other person shall be deemed to be a third party beneficiary of this Agreement.

Section 5.04 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

JOB AIRE GROUP INC.

By:
Name: Nicholas Ammons
Title: Chief Executive Officer

WYBRIDGE TECHNOLOGIES, INC.

By:
Name: David Riggs
Title: Chief Executive Officer

[Signature page to the Share Exchange Agreement]

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